SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 24, 2004

ENVIRONMENTAL ELEMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10955	52-1303748
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3700 Koppers Street, Baltimore, Maryland 21227

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 368-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

At a meeting held on August 13, 2004, the Audit Committee and the Board of Directors of Environmental Elements Corporation (the “Company”) approved the engagement of Stegman & Company as its independent auditors for the fiscal year ending March 31, 2005 to replace the firm of Ernst & Young LLP (“Ernst & Young”), who were dismissed as auditors of the Company effective August 17, 2004.

The reports of Ernst & Young on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports were modified as to an uncertainty regarding the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended March 31, 2003 and 2004, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 24, 2004 is filed as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this report:

Exhibit 16 — Letter dated August 24, 2004, from Ernst & Young LLP regarding change in certifying accountant (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 24, 2004.

ENVIRONMENTAL ELEMENTS CORPORATION

By:	/s/ Lawrence Rychlak
Lawrence Rychlak
President & Chief Financial Officer